UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 8, 2010

California Pizza Kitchen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31149	95-4040623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6053 West Century Boulevard, 11th Floor	90045-6438
Los Angeles, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 342-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On April 8, 2010, California Pizza Kitchen, Inc. (the “Company” or “CPK”) entered into separate Second Amended and Restated Employment Agreements effective as of January 4, 2010 (the “Amended Agreements”) with each of Richard L. Rosenfield and Larry S. Flax (each an “Executive” and collectively the “Executives”) to serve as Co-Chief Executive Officers of the Company. The Amended Agreements amend certain provisions of the Amended and Restated Employment Agreements between the Company and the Executives, which were entered into on December 31, 2008, and restate such agreements.

The material changes made by the Amended Agreements are as follows:

•

Extension of the term of the Amended Agreements through December 31, 2012, subject to automatic one-year renewals commencing on December 31, 2010 and on each subsequent anniversary thereafter, unless earlier terminated;

•

Revisions to the Executives’ compensatory package, including an increase in annual base salary to $679,000, an increase in the Executives’ annual target bonus to seventy-five percent (75%) of annual base salary and elimination of the Executives’ minimum and maximum annual bonus, and elimination of an automobile allowance and reimbursement for membership dues;

•

A grant of 80,000 shares of restricted CPK common stock within five business days of the execution of the Amended Agreements, vesting in equal annual installments on each of the first, second and third anniversaries of the grant date;

•

Beginning in 2011 the Executives will be entitled to receive annual equity or other long-term incentive awards having a grant date value equal to $1,000,000 per year, subject to such vesting requirements as the Compensation Committee may determine in its discretion, but not to exceed three years for time-based vesting awards;

•

Revisions to the supplemental retirement benefit to provide the benefit will be reduced if the Executive voluntarily terminates without good reason or is terminated for cause prior to the calendar year 2012; and

•	Elimination of the provision entitling the Executives to the payment of excise taxes on payments and benefits received upon a qualifying termination following a change in control.

The Amended Agreements also provide that if either Executive is terminated by the Company without cause or either Executive terminates his employment for good reason, in addition to compensation and benefits accrued prior to such termination, he will be entitled to (i) an amount equal to 1.75 multiplied by his base salary (as in effect on the termination date) for the remainder of the employment term, as determined without regard to the Executive’s termination; (ii) immediate vesting (or lapse of restrictions) and exercisability of any unvested options, restricted stock or similar equity or long-term incentive that was awarded to the Executive by the Company during his employment with the Company; (iii) the exercise period with respect to any stock option will be extended until no later than three years after the termination date; and (iv) continuation of health benefits for eighteen (18) months after the termination date.

The description of the Amended Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to each of the Second Amended and Restated Employment Agreements, which are attached as Exhibits 10.1 and 10.2 hereto.

(b) On April 8, 2010, the Company entered into the First Amendment to the Second Amended and Restated Employment Agreement with Susan M. Collyns, which provides for the following amendments:

•	An initial employment term commencing January 4, 2010 and ending December 31, 2012, subject to automatic one-year renewals, unless earlier terminated;

•	An increase in Ms. Collyns’ annual target bonus to at least fifty percent (50%) of her base salary and elimination of Ms. Collyns’ minimum and maximum annual bonus; and

•	A grant to Ms. Collyns of 60,000 shares of restricted CPK common stock, vesting in equal installments (20,000 shares each) on December 31 of each of 2010, 2011, and 2012.

The description of the First Amendment to the Second Amended and Restated Employment Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the First Amendment to the Second Amended and Restated Employment Agreement, which is attached as Exhibit 10.3 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit 10.1	Second Amended and Restated Employment Agreement between California Pizza Kitchen, Inc. and Richard L. Rosenfield dated April 8, 2010

Exhibit 10.2	Second Amended and Restated Employment Agreement between California Pizza Kitchen, Inc. and Larry S. Flax dated April 8, 2010

Exhibit 10.3	First Amendment to Second Amended and Restated Agreement between California Pizza Kitchen, Inc. and Susan M. Collyns, dated April 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Pizza Kitchen, Inc.
a Delaware corporation

By:	/S/ TODD B. SLAYTON
Chief Accounting Officer and Senior Vice President Corporate Finance

Date: April 13, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement between California Pizza Kitchen, Inc. and Richard L. Rosenfield dated April 8, 2010.

10.2	Second Amended and Restated Employment Agreement between California Pizza Kitchen, Inc. and Larry S. Flax dated April 8, 2010.

10.3	First Amendment to Second Amended and Restated Agreement between California Pizza Kitchen, Inc. and Susan M. Collyns, dated April 8, 2010.

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